As filed with the Securities and Exchange Commission on January 6, 2020

Registration No. 333-229936

Registration No. 333-212920

Registration No. 333-206250

Registration No. 333-197986

Registration No. 333-189710

Registration No. 333-167896

Registration No. 333-167895

Registration No. 333-161672

Registration No. 333-157499

Registration No. 333-152105

Registration No. 333-148602

Registration No. 333-135461

Registration No. 333-135460

Registration No. 333-116295

Registration No. 333-98191

Registration No. 333-74612

Registration No. 333-44884

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-229936

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-212920

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206250

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197986

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189710

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167896

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167895

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161672

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-157499

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152105

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-148602

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135461

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135460

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116295

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-98191

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-74612

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-44884

UNDER

THE SECURITIES ACT OF 1933

THE MEDICINES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	04-3324394
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

2010 Employee Stock Purchase Plan

2009 Equity Inducement Plan

2007 Equity Inducement Plan

Amended and Restated 2004 Stock Incentive Plan

2001 Non-Officer, Non-Director Employee Stock Incentive Plan

2000 Employee Stock Purchase Plan

2000 Outside Director Stock Option Plan

1998 Stock Incentive Plan

(Full titles of the plans)

Mark Timney
Chief Executive Officer

The Medicines Company
8 Sylvan Way

Parsippany, New Jersey 07054

(Name and address of agent for service)

(973) 290-6000

(Telephone number, including area code, of agent for service)

with a copy to:

Francis J. Aquila

Matthew G. Hurd

Melissa Sawyer

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments related to the following Registration Statements on Form S-8 filed by The Medicines Company, a Delaware corporation (the “Company”) (collectively, the “Registration Statements”), are being filed to withdraw and remove from registration the securities of the Company that had been registered but not issued under such Registration Statements:

1.              Registration Statement on Form S-8 (File No. 333-229936), originally filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2019, registering 5,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) under the Company’s 2013 Stock Incentive Plan, as amended by Amendment No. 1 to the 2013 Stock Incentive Plan, adopted on May 30, 2014, Amendment No. 2 to the 2013 Stock Incentive Plan, adopted on February 17, 2015, Amendment No. 3 to the 2013 Stock Incentive Plan, adopted on May 26, 2016, and Amendment No. 4 to the 2013 Stock Incentive Plan, adopted on April 24, 2018;

2.              Registration Statement on Form S-8 (File No. 333-212920), originally filed with the SEC on August 5, 2016, registering 1,000,000 shares of Common Stock under the Company’s 2010 Employee Stock Purchase Plan, as amended by Amendment No. 1 to the 2010 Employee Stock Purchased Plan, adopted on April 4, 2016, and 2,300,000 shares of Common Stock under the Company’s 2013 Stock Incentive Plan, as amended by Amendment No. 1 to the 2013 Stock Incentive Plan, adopted on May 30, 2014, Amendment No. 2 to the 2013 Stock Incentive Plan, adopted on February 17, 2015, and Amendment No. 3 to the 2013 Stock Incentive Plan, adopted on May 26, 2016;

3.              Registration Statement on Form S-8 (File No. 333-206250), originally filed with the SEC on August 7, 2015, registering 3,300,000 shares of Common Stock under the Company’s 2013 Stock Incentive Plan, as amended by Amendment No. 1 to the 2013 Stock Incentive Plan, adopted on May 30, 2014 and Amendment No. 2 to the 2013 Stock Incentive Plan, adopted on February 17, 2015;

4.              Registration Statement on Form S-8 (File No. 333-197986), originally filed with the SEC on August 8, 2014, registering 1,800,000 shares of Common Stock under the Company’s 2013 Stock Incentive Plan, as amended by Amendment No. 1 to the 2013 Stock Incentive Plan, adopted on May 30, 2014;

5.              Registration Statement on Form S-8 (File No. 333-189710), originally filed with the SEC on June 28, 2013, registering 13,166,879 shares of Common Stock under the Company’s 2013 Stock Incentive Plan;

6.              Registration Statement on Form S-8 (File No. 333-167896), originally filed with the SEC on June 30, 2010, registering 1,000,000 shares of Common Stock under the Company’s 2010 Employee Stock Purchase Plan;

7.              Registration Statement on Form S-8 (File No. 333-167895), originally filed with the SEC on June 30, 2010, registering 2,100,000 shares of Common Stock under the Company’s Amended and Restated 2004 Stock Incentive Plan;

8.              Registration Statement on Form S-8 (File No. 333-161672), originally filed with the SEC on September 1, 2009, registering 300,000 shares of Common Stock under the Company’s 2000 Employee Stock Purchase Plan;

9.              Registration Statement on Form S-8 (File No. 333-157499), originally filed with the SEC on February 24, 2009, registering 1,500,000 shares of Common Stock under the Company’s 2009 Equity Inducement Plan;

10.       Registration Statement on Form S-8 (File No. 333-152105), originally filed with the SEC on July 3, 2008, registering 3,000,000 shares of Common Stock under the Company’s Amended and Restated 2004 Stock Incentive Plan;

11.       Registration Statement on Form S-8 (File No. 333-148602), originally filed with the SEC on January 11, 2008, registering 1,700,000 shares of Common Stock under the Company’s 2007 Equity Inducement Plan;

12.       Registration Statement on Form S-8 (File No. 333-135461), originally filed with the SEC on June 29, 2006, registering 250,000 shares of Common Stock under the Company’s 2000 Employee Stock Purchase Plan;

13.       Registration Statement on Form S-8 (File No. 333-135460), originally filed with the SEC on June 29, 2006, registering 4,400,000 shares of Common Stock under the Company’s Amended and Restated 2004 Stock Incentive Plan;

14.       Registration Statement on Form S-8 (File No. 333-116295), originally filed with the SEC on June 8, 2004, registering 4,400,000 shares of Common Stock under the Company’s Amended and Restated 2004 Stock Incentive Plan;

15.       Registration Statement on Form S-8 (File No. 333-98191), originally filed with the SEC on August 15, 2002, registering 1,750,000 shares of Common Stock under the Company’s 1998 Stock Incentive Plan;

16.       Registration Statement on Form S-8 (File No. 333-74612), originally filed with the SEC on December 5, 2001, registering 1,250,000 shares of Common Stock under the Company’s 2001 Non-Officer, Non-Director Employee Stock Incentive Plan; and

17.       Registration Statement on Form S-8 (File No. 333-44884), originally filed with the SEC on August 31, 2000, registering 4,873,759 shares of Common Stock under the Company’s 1998 Stock Incentive Plan, 2000 Outside Director Stock Option Plan, and 2000 Employee Stock Purchase Plan.

On January 6, 2020, pursuant to that certain Agreement and Plan of Merger, dated as of November 23, 2019 by and among the Company, Novartis AG, a company organized under the laws of Switzerland (“Parent”), and Medusa Merger Corporation, a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”) with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent.

As a result of the Merger, the Company has terminated any and all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities of the Company registered pursuant to the Registration Statements that remain unsold as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 6, 2020.

THE MEDICINES COMPANY

/S/ MARK TIMNEY
Name:	Mark Timney
Title:	Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.